                                  SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Section 240.14a-12

                         ST. JOSEPH CAPITAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                         ST. JOSEPH CAPITAL CORPORATION
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                  (ST. JOSEPH CAPITAL CORPORATION LETTERHEAD)



                                 April 14, 2003


Dear Fellow Stockholder:

         On behalf of the board of directors and management of St. Joseph Capital Corporation, I cordially invite you to attend the annual meeting of stockholders to be held at 5:00 p.m. on May 22, 2003, at the Morris Performing Arts Center, South Bend, Indiana. The accompanying notice of annual meeting of stockholders and proxy statement discuss the business to be conducted at the meeting. We have also enclosed a copy of our 2002 annual report to stockholders and Form 10-KSB. At the meeting we shall report on our operations and the outlook for the year ahead.

         As most of you are aware, since the last annual meeting three directors have moved on from our board of directors. Richard A. Rosenthal retired after reaching the mandatory retirement age, Scott C. Malpass resigned to devote his attention to his position at the University of Notre Dame and Robert A. Sullivan left the board after relocating to Cincinnati, Ohio. Each individual served an important role in establishing a strong foundation for our organization. Because of these changes, we are redistributing the incumbent directors among the classes so that there will be an even distribution in each class. Your board of directors has nominated five persons to serve as either Class I, II or III directors. Each of the nominees is an incumbent director. We recommend that you vote your shares for the director nominees.

         I encourage you to attend the meeting in person. WHETHER OR NOT YOU PLAN TO ATTEND, HOWEVER, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING POSTAGE-PAID RETURN ENVELOPE AS PROMPTLY AS POSSIBLE. This will ensure that your shares are represented at the meeting.

         If you have any questions concerning these matters, please do not hesitate to contact me at (574) 273-9700. We look forward with pleasure to seeing and visiting with you at the meeting.


                                       Very truly yours,

                                       ST. JOSEPH CAPITAL CORPORATION

                                       /s/ John W. Rosenthal

                                       John W. Rosenthal
                                       Chairman

                  (ST. JOSEPH CAPITAL CORPORATION LETTERHEAD)



                                    NOTICE OF
                         ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 22, 2003


To the stockholders of

         ST. JOSEPH CAPITAL CORPORATION

         The annual meeting of the stockholders of St. Joseph Capital Corporation, a Delaware corporation, will be held at the Morris Performing Arts Center, South Bend, Indiana, on Thursday, May 22, 2003, at 5:00 p.m., local time, for the following purposes:

         1. To elect five directors to serve either as Class I, II or III directors for terms ranging from one to three years.

         2. To transact such other business as may properly be brought before the meeting and any adjournments or postponements of the meeting.

         We are not aware of any other business to come before the annual meeting. Any action may be taken on the foregoing proposal at the annual meeting on May 22, 2003, or on any date to which the meeting may be adjourned or postponed. The board of directors has fixed the close of business on March 31, 2003, as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting. In the event there are not sufficient votes for a quorum or to approve or ratify any proposal at the time of the annual meeting, the meeting may be adjourned or postponed in order to permit us the time for further solicitation of proxies.


                                       By order of the Board of Directors

                                       /s/ John W. Rosenthal

                                       John W. Rosenthal
                                       Chairman

Mishawaka, Indiana
April 14, 2003

DIRECTIONS TO THE ANNUAL MEETING

                     *   THE MORRIS PERFORMING ARTS CENTER

                                211 North Michigan Street
                                South Bend, Indiana
                                (574) 235-9190


                     P   AMPCO SYSTEM PARKING GARAGE

                                126 N. Main Street
                                South Bend, Indiana
                                (574) 235-9478

                                 PROXY STATEMENT


         St. Joseph Capital Corporation ("St. Joseph") is a bank holding company serving the financial needs of the "Michiana" area of Indiana and Michigan. It is the parent company of St. Joseph Capital Bank, an Indiana state bank located in Mishawaka, Indiana

         This proxy statement is furnished in connection with the solicitation by the board of directors of St. Joseph of proxies to be voted at the annual meeting of stockholders to be held at the Morris Performing Arts Center, South Bend, Indiana, on Thursday, May 22, 2003, at 5:00 p.m., local time, and at any adjournments or postponements of the meeting. The address of our principal executive offices is 3820 Edison Lakes Parkway, Mishawaka, Indiana 46545. This proxy statement and the accompanying proxy card are being mailed to stockholders on or about April 14, 2003. Our 2002 annual report, which includes condensed consolidated financial statements and our Form 10-KSB, as filed with the SEC, is also enclosed.


WHY AM I RECEIVING THIS PROXY STATEMENT AND PROXY CARD?

         You are receiving a proxy statement and proxy card from us because on March 31, 2003, you owned shares of our common stock. This proxy statement describes the issues on which we would like you, as a stockholder, to vote. It also gives you information on these issues so that you can make an informed decision.

         When you sign the enclosed proxy card, you appoint the proxy holder as your representative at the meeting. The proxy holder will vote your shares as you have instructed in the proxy card, thereby ensuring that your shares will be voted whether or not you attend the meeting. Even if you plan to attend the meeting, you should complete, sign and return your proxy card in advance of the meeting just in case your plans change.

         If you have signed and returned the proxy card and an issue comes up for a vote at the meeting that is not identified on the form, the proxy holder will vote your shares, under your proxy, in accordance with his or her best judgment.


WHAT MATTERS WILL BE VOTED ON AT THE MEETING?

         You are being asked to vote on the election of five directors of St. Joseph to serve either one, two or three year terms, depending on the class in which the director will serve.


HOW DO I VOTE?

         You may vote either by mail or in person at the meeting. To vote by mail, complete and sign the enclosed proxy card and mail it in the enclosed postage-paid, pre-addressed envelope to our transfer agent, SunTrust Bank,
Attn: Stock Transfer Department, P.O. Box 4625, Atlanta, Georgia 30302.
If you mark your proxy card to indicate how you want your shares voted, your shares will be voted as you instruct.

         If you sign and return your proxy card but do not mark the form to provide voting instructions, the shares represented by your proxy card will be voted "for" all nominees for director named in this proxy statement.

         If you want to vote in person, please come to the meeting. We will distribute written ballots to anyone who wants to vote at the meeting. Please note, however, that if your shares are held in the name of your broker (or in what is usually referred to as "street name"), you will need to arrange to obtain a proxy from your broker in order to vote in person at the meeting.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

         It means that you have multiple holdings reflected in our stock transfer records and/or in accounts with stockbrokers. Please sign and return ALL proxy cards to ensure that all your shares are voted.


IF I HOLD SHARES IN THE NAME OF A BROKER, WHO VOTES MY SHARES?

         If you received this proxy statement from your broker, your broker should have given you instructions for directing how your broker should vote your shares. It will then be your broker's responsibility to vote your shares for you in the manner you direct.


WHAT IF I CHANGE MY MIND AFTER I RETURN MY PROXY?

         If you hold your shares in your own name, you may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by:

         o signing another proxy with a later date and returning that proxy to our transfer agent at the address provided above;

         o sending notice to our transfer agent that you are revoking your proxy; or

         o        voting in person at the meeting.

         If you hold your shares in the name of your broker and desire to revoke your proxy, you will need to contact your broker to revoke your proxy.


HOW MANY VOTES DO WE NEED TO HOLD THE ANNUAL MEETING?

         A majority of the shares that were outstanding and entitled to vote as of the record date must be present in person or by proxy at the meeting in order to hold the meeting and conduct business.

         Shares are counted as present at the meeting if the stockholder either:

         o        is present and votes in person at the meeting; or

         o        has properly submitted a signed proxy card or other proxy.

         On March 31, 2003, the record date, there were 1,679,105 shares of common stock issued and outstanding. Therefore, at least 839,553 shares need to be present at the annual meeting.


WHAT HAPPENS IF A NOMINEE IS UNABLE TO STAND FOR RE-ELECTION?

         The board may, by resolution, provide for a lesser number of directors or designate a substitute nominee. In the latter case, shares represented by proxies may be voted for a substitute nominee. Proxies cannot be voted for more than five nominees. The board has no reason to believe any nominee will be unable to stand for re-election.


WHAT OPTIONS DO I HAVE IN VOTING ON EACH OF THE PROPOSALS?

         You may vote "for" or "withhold authority to vote for" any of the nominees for director. You may vote "for," "against" or "abstain" on any other proposal that may properly be brought before the meeting.

HOW MANY VOTES MAY I CAST?

         Generally, you are entitled to cast one vote for each share of stock you owned on the record date. The proxy card included with this proxy statement indicates the number of shares owned by an account attributable to you.


HOW MANY VOTES ARE NEEDED FOR EACH PROPOSAL?

         The directors will be elected by a plurality of the votes present in person or represented by proxy at the meeting. Therefore, the five individuals receiving the highest number of votes cast "for" their election will be elected as directors of St. Joseph.


WHERE DO I FIND THE VOTING RESULTS OF THE MEETING?

         We will announce voting results at the meeting. The voting results will be disclosed in our Form 10-QSB for the quarter ended June 30, 2003.


WHO BEARS THE COST OF SOLICITING PROXIES?

         We will bear the cost of soliciting proxies. In addition to solicitations by mail, officers, directors or employees of St. Joseph or St. Joseph Capital Bank may solicit proxies in person or by telephone. These persons will not receive any special or additional compensation for soliciting proxies. We may reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.


                              ELECTION OF DIRECTORS

         At the annual meeting of the stockholders to be held on May 22, 2003, the stockholders will be entitled to elect five directors for terms expiring either in 2004, 2005 or 2006, depending on the class in which the individual director will serve. The directors are divided into three classes having staggered terms of three years. Since the 2002 annual meeting, three directors have left the board of directors. Because of these changes, we are redistributing the incumbent directors among the classes so that there will be an even distribution in each class. Each of the nominees is an incumbent director. We have no knowledge that any of the nominees will refuse or be unable to serve, but if any of the nominees becomes unavailable for election, the holders of the proxies reserve the right to substitute another person of their choice as a nominee when voting at the meeting.

         Set forth below is information, as of February 28, 2003, concerning the nominees for election and for the other persons whose terms of office will continue after the meeting, including age, year first elected or appointed as a director and business experience during the previous five years of each. Each of the individuals has held the position listed for the past five years unless otherwise noted. The five nominees, if elected at the annual meeting, will serve as directors in the designated class for terms expiring either in 2004, 2005 or 2006, as set forth below.

                                    NOMINEES

NAME                           DIRECTOR   PRINCIPAL OCCUPATION
(AGE)                          SINCE      FOR THE LAST FIVE YEARS
-----                          --------   -----------------------
TO SERVE IN CLASS I
(TERM EXPIRES 2006)

Anna Reilly Cullinan           2000       Private investor; community volunteer
(Age 39)

Michael R. Leep, Sr.           2002       President, Gurley-Leep Automotive Group
(Age 59)

John W. Rosenthal              1996       Chairman, President and Chief Executive
(Age 43)                                  Officer of St. Joseph and St. Joseph
                                          Capital Bank

TO SERVE IN CLASS II
(TERM EXPIRES 2004)

Arthur H. McElwee, Jr.         1996       President, Toefco Engineered Coating
(Age 60)                                  Systems, Inc.

TO SERVE IN CLASS III
(TERM EXPIRES 2005)

David A. Eckrich               1996       President, Adams Road Development, Inc.
(Age 62)


                              CONTINUING DIRECTORS

CLASS II
(TERM EXPIRES 2004)

Brian R. Brady                 1998       Chairman, Brady Asset Management, LLC
(Age 51)                                  (1998 - Present); President and Chief
                                          Executive Officer, Damon Corporation
                                          (1988 - 1998)

Jeffrey V. Hammes              2002       President, Chief Executive Officer,
(Age 33)                                  Peoples Bank of Kankakee County

Jack K. Matthys                1996       Private investor (2000 - Present); Vice
(Age 56)                                  Chairman of St. Joseph and Chief Lending
                                          Officer of St. Joseph Capital Bank
                                          (1997 - 2000)

CLASS III
(TERM EXPIRES 2004)

Todd B. Martin                 2000       Partner, Martin Capital Management, LLP
(Age 36)

Myron C. Noble                 1997       Chairman and President, Pi-Rod, Inc.
(Age 65)                                  (1972 - Present) and President of Valmont
                                          Communications (2002 - Present)

NAME                           DIRECTOR   PRINCIPAL OCCUPATION
(AGE)                          SINCE      FOR THE LAST FIVE YEARS
-----                          --------   -----------------------
Carolyn Y. Woo, Ph.D.          2000       Dean, Mendoza College of Business,
(Age 48)                                  University of Notre Dame (1997 - Present);
                                          Associate Executive Vice President of
                                          Academic Affairs, Purdue University
                                          (1995 - 1997)

         All of St. Joseph's directors will hold office for the terms indicated, or until their respective successors are duly elected and qualified. There are no arrangements or understandings between any of the directors, executive officers or any other person pursuant to which any of our directors or executive officers have been selected for their respective positions, and no member of the board is related to another member by blood or marriage. Ms. Reilly Cullinan is a director of Lamar Advertising Company, a corporation that has securities registered under the Securities Exchange Act of 1934. Additionally, Dr. Woo is a member of the boards of directors of Aon Corporation, Circuit City Stores, Inc. and NiSource Inc., each of which has securities registered under the Exchange Act.


         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE YOUR SHARES FOR THE NOMINEES.

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

         General. Currently, there are eleven directors serving on the board of directors of St. Joseph. All of the directors other than Mr. John Rosenthal, who is our President and Chief Executive Officer, are deemed to be "independent," as such term is defined by the Nasdaq Stock Market, Inc. which we are now subject to since our recent listing on the Nasdaq SmallCap Market System. Meetings of our full board of directors are generally held on a quarterly basis, with special meetings held to review and approve any loans made to directors, executive officers or related parties. The board of directors met twelve times during 2002.

         During 2002, no director of St. Joseph attended fewer than 75% of the aggregate of the total number of board meetings and the total number of meetings held by the committees of the board of directors on which he or she served. The board of directors of St. Joseph has standing executive, audit, and nominating and corporate governance committees. Because all executive officers and employees are compensated at the bank level and not the holding company level, the human resource committee is a St. Joseph Capital Bank committee.

         Audit Committee. Messrs. Eckrich, Hammes, Martin and Noble served as members on the audit committee, with Mr. Martin serving as chairman. Each of these members is considered "independent" according to listing standards set forth by Nasdaq and the rules and regulations promulgated under the Exchange Act. Our audit committee met five times during 2002.

         The functions performed by the audit committee include, but are not limited to, the following:

         o the selection of our independent auditors and pre-approval of all engagements and fee arrangements;

         o        reviewing the independence of the independent auditors;

         o reviewing actions by management on recommendations of the independent auditors and internal auditors;

         o meeting with management, the internal auditors and the independent auditors to review the effectiveness of our system of internal control and internal audit procedures;

         o reviewing our earnings releases and reports filed with the Securities and Exchange Commission; and

         o reviewing reports of bank regulatory agencies and monitoring management's compliance with recommendations contained in those reports.

         To promote independence of the audit function, the audit committee consults separately and jointly with the independent auditors, the internal auditors and management. The audit committee has adopted a written charter, which sets forth the committee's duties and responsibilities. We have attached a copy of the current charter to this proxy statement as Appendix A.

         Nominating and Corporate Governance Committee. We established this committee in January, 2003 and it is charged with overseeing our corporate governance programs as well as nominating directors to serve on the board of directors. Messrs. Brady, Eckrich and Martin and Ms. Reilly Cullinan serve on the committee and Mr. Eckrich is the chairman. All of the members are "independent" directors, as such term is defined by Nasdaq. The committee will consider nominees for directors recommended by stockholders, although the committee is not actively soliciting such nominations.

         Human Resources Committee. During 2002, the human resources committee, which is a bank level committee, was comprised of Messrs. Brady, Leep, Matthys, McElwee, Rosenthal and Sullivan and Dr. Woo. Mr. McElwee was the chairman in 2002 and Mr. Brady was appointed chairman for 2003. As a result of Mr. Sullivan leaving the board, he is no longer on the committee. Mr. Rosenthal resigned from the committee in 2003 and all of the current members are "independent" directors, as such term is defined by Nasdaq. This committee is responsible for administering our stock option plan and reviews compensation and benefit matters. During 2002, this committee met four times.


DIRECTOR COMPENSATION

         For serving on the board of directors of St. Joseph and St. Joseph Capital Bank in 2002, directors who were also not officers received an annual retainer of $1,500, which was increased to $1,700 for 2003. Each non-employee director also receives fees for board and committee meetings attended. In 2002, each director received options valued at $500 for each board meeting attended. For 2003, this was increased to $625 worth of options for each meeting. The options vest immediately and have a term of 10 years. Options are not granted for board meetings of both St. Joseph and St. Joseph Capital Bank when such meetings are held on the same day. Directors also received extra cash compensation for committee meetings attended when such meetings are not held on the same day as a full board meeting. For 2002, executive committee members received $500 per meeting attended and all other committee members received $250 per meeting attended. This did not change for 2003.


                          TRANSACTIONS WITH MANAGEMENT

         During the year ended December 31, 2002, certain of our directors and executive officers (including their affiliates, families and companies in which they are principal owners, officers or directors) became loan clients of, and have had other transactions with us in the ordinary course of business. Such loans and lines of credit have been made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for transactions with other persons and are not believed to involve more than the normal risk of collectibility or present other unfavorable features.

                             EXECUTIVE COMPENSATION

         The following table shows the compensation for the last three fiscal years paid by us or St. Joseph Capital Bank to our executive officers that had a 2002 salary and bonus that exceeded $100,000.


                                    SUMMARY COMPENSATION TABLE
------------------------------------------------------------------------------------------------------------
                                                ANNUAL COMPENSATION
                                              -----------------------
           (a)                    (b)              (c)         (d)            (g)                (h)
                                FISCAL                                    SECURITIES
                                 YEAR                                     UNDERLYING
        NAME AND                 ENDED                                      OPTIONS            ALL OTHER
   PRINCIPAL POSITION        DECEMBER 31ST    SALARY($)(1)   BONUS($)      GRANTED(#)     COMPENSATION($)(2)
   ------------------        -------------    ------------   --------      ----------     ------------------
John W. Rosenthal                 2002          $156,643     $80,000         35,000            $17,841
President & Chief                 2001          $149,000     $40,783             --            $19,027
Executive Officer                 2000          $135,522     $31,875         10,000            $13,848

Nancy N. King(3)                  2002          $104,000     $22,312          5,810            $ 3,120
Chief Administrative              2001          $100,000     $20,500          5,000            $ 3,368
Officer and Senior Vice
President

Edward R. Pooley(4)               2002          $ 99,000     $20,295          5,530            $ 2,970
Secretary, Chief                  2001          $ 95,000     $19,500          5,000            $ 3,147
Financial Officer and
Senior Vice President

Amy Kuhar Mauro(5)                2002          $ 97,500     $23,098          5,446            $ 2,925
Chief Credit Officer and
Senior Vice President

(1) Includes compensation deferred at the election of Mr. Rosenthal, Ms. King, Mr. Pooley and Ms. Kuhar Mauro.

(2) Represents amounts paid by us for contributions to our 401(k) plan for Mr. Rosenthal, Ms. King, Mr. Pooley and Ms. Kuhar Mauro and an automobile allowance and life insurance for Mr. Rosenthal.

(3) We were not required to disclose information regarding Ms. King in 2000, and, therefore, we are only including salary information for 2002 and 2001.

(4) We were not required to disclose information regarding Mr. Pooley in 2000, and, therefore, we are only including salary information for 2002 and 2001.

(5) We were not required to disclose information regarding Ms. Kuhar Mauro in 2000 or 2001, and, therefore, we are only including salary information for 2002.

STOCK OPTION INFORMATION

         The following table sets forth certain information concerning the number and value of stock options granted in the last fiscal year to the individuals named in the summary compensation table above:

OPTION GRANTS IN LAST FISCAL YEAR
--------------------------------------------------------------------------------------------------------------
INDIVIDUAL GRANTS
--------------------------------------------------------------------------------------------------------------
       (a)                        (b)                   (c)                   (d)                   (e)
                                                     % OF TOTAL
                                OPTIONS           OPTIONS GRANTED
                                GRANTED           TO EMPLOYEES IN       EXERCISE OR BASE        EXPIRATION
       NAME                       (#)               FISCAL YEAR           PRICE($/SH)              DATE
       ----                     -------           ---------------       ----------------    ------------------
John W. Rosenthal(1)             35,000               55.73%                $19.00          September 30, 2012

Nancy N. King(2)                  5,810                9.25%                $19.00          September 30, 2012

Edward R. Pooley(2)               5,530                8.81%                $19.00          September 30, 2012

Amy Kuhar Mauro(2)                5,446                8.67%                $19.00          September 30, 2012

(1) 2.8% of the options vest on each of September 30, 2002 and 2003; 10.7% of the options vest on each of September 30, 2004 and 2005; and 14.6% of the options vest on each of September 30, 2006, 2007, 2008, 2009 and 2010.

(2) 50% of the options vest on September 30, 2003 and 25% of the options vest on each of September 30, 2004 and 2005.

         The following table sets forth certain information concerning the exercisable and nonexercisable stock options at December 31, 2002, held by the individuals named in the summary compensation table above:

                     AGGREGATED STOCK OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
                                                OPTION VALUES
-------------------------------------------------------------------------------------------------------------------
         (a)               (b)         (c)                      (d)                                 (e)
                         SHARES
                        ACQUIRED
                           ON         VALUE              NUMBER OF SECURITIES            VALUE OF UNEXERCISED IN-
                        EXERCISE     REALIZED           UNDERLYING UNEXERCISED              THE-MONEY OPTIONS
      NAME                 (#)         ($)               OPTIONS AT FY-END(#)                  AT FY-END($)
      ----              --------     --------      ------------------------------     ------------------------------
                                                   EXERCISABLE      UNEXERCISABLE     EXERCISABLE      UNEXERCISABLE
                                                   -----------      -------------     -----------      -------------
John W. Rosenthal          --         $  --           46,980           43,020         $   285,980       $  41,970

Nancy N. King              --         $  --           18,005            9,305         $    68,000       $  35,000

Edward R. Pooley           --         $  --           17,265            8,765         $    66,650       $  34,100

Amy Kuhar Mauro            --         $  --            7,723           10,723         $    24,016       $  51,149

EMPLOYMENT AGREEMENTS

         On October 1, 2002, we entered into an amended employment agreement with John W. Rosenthal, which provides for an initial three-year term of employment. In the absence of notice from either party to the contrary, the employment term under the agreement extends for additional successive three-year terms. The agreement provides that Mr. Rosenthal is to receive an annual salary of at least $175,000 for 2003 and $200,000 for 2004. The agreement also includes a provision for the review, and possible increase, but not a decrease, of his salary in subsequent years, as well as performance bonuses, membership in a local country club, life insurance in the amount of $300,000, an automobile allowance and participation in our benefit plans and disability benefits.

         The employment agreement is terminable at any time by us or by Mr. Rosenthal. The agreement provides severance benefits in the event he is terminated without cause, including severance compensation equal to three times
(i) his salary at the rate then in effect at the time of termination; (ii) a bonus equal to 50% of his then current salary; and (iii) the value of the other benefits for the remainder of the then current term of the employment agreement. We also must pay all accrued salary, vested deferred compensation and other benefits then due to him. Moreover, he will continue to receive health, life and disability insurance coverage for three years following such termination. We may terminate the agreement at any time for cause without incurring any post-termination obligation to Mr. Rosenthal. If Mr. Rosenthal is terminated upon a change in control, he is to be paid severance compensation in the same manner as if he were terminated without cause. Pursuant to a non-competition covenant of the agreement, Mr. Rosenthal is prohibited from competing with us within a 50-mile radius of our main office for a period of one year following the termination of his employment agreement.

         Additionally, in 2002, we entered into employment agreements with Nancy
N. King and Edward R. Pooley. These agreements provide for an initial one-year term for each executive. In the absence of notice from either party to the contrary, the employment term extends for additional one-year terms. Under the agreements, Ms. King received an initial base salary of $104,000 for 2002 and Mr. Pooley received an initial base salary of $99,000. Each agreement includes a provision for the review, and possible increase, but not a decrease, of the salary in subsequent years, as well as performance bonuses and participation in our benefit plans and disability benefits.

         The agreements are terminable at any time by us or by Ms. King or Mr. Pooley, as the case may be. The agreements provide severance benefits in the event the executive is terminated without cause, including severance compensation equal to (i) the salary at the rate then in effect at the time of termination; (ii) the amount of any bonus or incentive payments the executive would have received had he or she remained employed; and (iii) the value of the other benefits for the remainder of the then current term of the employment agreement. We also must pay all accrued salary, vested deferred compensation and other benefits then due to the executive. Moreover, the executive will continue to receive health, life and disability insurance coverage for one year following such termination. We may terminate the agreement at any time for cause without incurring any post-termination obligation to the respective executive. Pursuant to the agreements, if the executive is terminated upon a change in control, the executive is to be paid 1.5 times (i) the salary at the rate then in effect at the time of termination; (ii) the amount of any bonus or incentive payments the executive would have received had he or she remained employed; and (iii) the value of the other benefits for the remainder of the then current term of the employment agreement. We also must pay all accrued salary, vested deferred compensation and other benefits then due to the executive. Moreover, the executive will continue to receive health, life and disability insurance coverage for one year following such termination without cause. Pursuant to a non-competition covenant of the agreements, the executives are prohibited from competing with us within a 50-mile radius of our main office for a period of one year following the termination of his or her employment agreement.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table sets forth certain information regarding our common stock beneficially owned on February 28, 2003 with respect to each director, each executive officer named in the summary compensation table above and all directors and executive officers of St. Joseph and St. Joseph Capital Bank as a group.

  NAME OF INDIVIDUAL AND            AMOUNT AND NATURE OF       PERCENT
NUMBER OF PERSONS IN GROUP       BENEFICIAL OWNERSHIP(1)(2)    OF CLASS
--------------------------       --------------------------    --------
DIRECTORS

John W. Rosenthal(3)                       70,321                 4.1%

Brian R. Brady                             16,945                 1.0%

Anna Reilly Cullinan                       38,531                 2.3%

David A. Eckrich                           35,746                 2.1%

Jeffrey V. Hammes                           1,355                   *

Michael R. Leep, Sr.                       26,222                 1.6%

Todd B. Martin(4)                          72,471                 4.3%

Jack K. Matthys                            45,188                 2.7%

Arthur H. McElwee, Jr.                     17,387                 1.0%

Myron C. Noble                             39,335                 2.3%

Carolyn Y. Woo                              1,815                   *

Nancy N. King                              22,124                 1.3%

Edward R. Pooley                           21,738                 1.3%

Amy Kuhar Mauro                             9,936                   *

All directors and executive
officers as a group
(14 persons)                              419,114                23.4%

----------

* Indicates less than one percent.

(1) The information contained in this column is based upon information furnished to us by the persons named above and the members of the designated group. The nature of beneficial ownership for shares shown in this column is sole voting and investment power, except as set forth in the footnotes below. Inclusion of shares shall not constitute an admission of beneficial ownership or voting or investment power over included shares.

(2) Includes shares obtainable under options granted to directors and officers of St. Joseph and St. Joseph Capital Bank under our stock incentive plan which are presently exercisable or which become exercisable within 60 days of the date of this table, as follows: Mr. Rosenthal - 51,980 shares; Mr. Brady - 2,795; Ms. Reilly Cullinan - 1,415; Mr. Eckrich - 4,246; Mr. Hammes
     - 355; Mr. Leep, Sr. - 1,522; Mr. Martin - 1,721; Mr. Matthys - 20,188; Mr.
     McElwee - 4,161; Mr. Noble - 3,340; Dr. Woo - 1,315; Ms. King - 19,205; Mr.
     Pooley - 18,265; Ms. Kuhar Mauro - 9,123; and all directors and executive officers as a group - 139,631.

(3) Includes 8,000 shares held in a trust over which Mr. John Rosenthal has shared voting and investment power.

(4) Includes 70,750 shares held at Martin Capital Management, LLP, an investment advisory firm, for the benefit of its clients. Of these shares, the firm has sole voting power over 64,750 shares and sole investment power over 68,250 shares. Mr. Martin is a partner of Martin Capital Management, LLP and disclaims any beneficial ownership in these shares. Mr. Martin also shares investment and voting power over 2,500 shares which he owns personally.


                             AUDIT COMMITTEE REPORT

         The incorporation by reference of this proxy statement into any document filed with the Securities and Exchange Commission by St. Joseph shall not be deemed to include the following report unless the report is specifically stated to be incorporated by reference into such document.

         The audit committee assists the board in carrying out its oversight responsibilities for our financial reporting process, audit process and internal controls. The audit committee also reviews the audited consolidated financial statements and recommends to the board that they be included in our annual report on Form 10-KSB. The committee is comprised solely of independent directors.

         The audit committee has reviewed and discussed our audited consolidated financial statements for the fiscal year ended December 31, 2002 with our management and Plante & Moran, PLLC, our independent auditors. The committee has also discussed with Plante & Moran, PLLC the matters required to be discussed by SAS No. 61 (Codification for Statements on Auditing Standards) as well as having received and discussed the written disclosures and the letter from Plante & Moran, PLLC required by Independence Standards Board Statement No. 1 (Independence Discussions with Audit Committees). Based on the review and discussions with management and Plante & Moran, PLLC, the committee has recommended to the board that the audited consolidated financial statements be included in our annual report on Form 10-KSB for the fiscal year ending December 31, 2002 for filing with the Securities and Exchange Commission.

                            Todd B. Martin, Chairman
                                David A. Eckrich
                                Jeffrey V. Hammes
                                 Myron C. Noble


                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

         Representatives of Plante & Moran, PLLC, our independent accountants, are expected to be present at the meeting and will be given the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.


AUDIT FEES

         Our independent auditor during 2002 was Plante & Moran, PLLC. The aggregate fees and expenses billed by Plante & Moran, PLLC in connection with the audit of our annual financial statements and related services as of and for the year ended December 31, 2002 and for the required review of our financial information included in our Form 10-QSB filings for 2002 was $24,500.


FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         There were no fees incurred for these services for the year 2002.

ALL OTHER FEES

         The aggregate fees and expenses billed by Plante & Moran, PLLC for all other services rendered to us for 2002 was $1,800. These services were for miscellaneous tax matters.

         The audit committee, after consideration of these matters, does not believe that the rendering of these services by Plante & Moran, PLLC to be incompatible with maintaining their independence as our principal accountants.


CHANGES IN ACCOUNTANTS

         On April 9, 2002, we dismissed Crowe, Chizek and Company LLP as our principal accountants, effective immediately. The former accountants' reports on our financial statements for the years ended December 31, 2000 and December 31, 2001 did not contain any adverse opinion or disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope or accounting principles. The decision to change accountants was recommended and approved by our audit committee and our board. During the years ended December 31, 2000 and 2001 and subsequent interim periods, preceding the dismissal, there were no disagreements with the former accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements, if not resolved to the satisfaction of the former accountants, would have caused them to make reference to the subject matter of the disagreement in connection with their report. No "reportable events" as defined in Item 304(a)(1)(v) of Regulation S-B of the Exchange Act occurred during the years ended December 31, 2000 and December 31, 2001 and any subsequent interim periods preceding the former accountants' dismissal.

         On April 10, 2002, we engaged Plante & Moran PLLC as our principal accountants to audit our financial statements for the year ended December 31, 2002. During our two most recent fiscal years and any subsequent interim period prior to engaging the new accountants, we did not consult with the newly engaged accountants regarding any of the matters described in Item 304(a)(2)(i) or (ii) of Regulation S-B of the Exchange Act.


                                 OTHER BUSINESS

         It is not anticipated that any action will be asked of the stockholders other than that set forth above, but if other matters are properly brought before the meeting, the persons named in the proxy will vote in accordance with their best judgment.


                              STOCKHOLDER PROPOSALS

         In order to be eligible for inclusion in our proxy materials for next year's annual meeting of stockholders, any stockholder proposal to take action at such meeting must be received at our executive offices, 3820 Edison Lakes Parkway, Mishawaka, Indiana, 46545, no later than December 16, 2003, based on this year's mailing date of April 14, 2003.

                           FAILURE TO INDICATE CHOICE

         If any stockholder fails to indicate a choice in item (1) on the proxy card, the shares of such stockholder shall be voted (FOR) all nominees.


                                       By order of the Board of Directors

                                       /s/ John W. Rosenthal

                                       John W. Rosenthal
                                       Chairman

Mishawaka, Indiana
April 14, 2003



                       ALL STOCKHOLDERS ARE URGED TO SIGN
                         AND MAIL THEIR PROXIES PROMPTLY

                                   APPENDIX A




                             Audit Committee Charter



                             ST. JOSEPH CAPITAL BANK



                                  February 1998




Revised Date:

1-23-03

I. PURPOSE

One of the first duties of the Board of Directors in meeting its overall commitment to the Bank's shareholders, depositors, and the community, is to ensure that there is in place an adequate system of internal controls and compliance with applicable laws and regulations. To fulfill this basic and fundamental responsibility the Board of Directors formally addresses the commitment by adopting a formal Audit Committee Charter. It is intended that this Audit Committee Charter be broad in scope and is not to be considered as all-inclusive or all encompassing. It is intended that this Audit Committee Charter provide guidelines and general direction and a base upon which specific procedures can be developed.


II. OBJECTIVES

The basic objective of this Audit Committee Charter is to insure that the Bank's audit function provides reasonable assurance that assets are safeguarded, depositors and shareholders are protected, opportunities for irregularities are minimized (and when discovered are eliminated promptly), operations are efficient, and management operates the Bank in compliance with applicable laws and regulations, and with sound financial principles.

By its nature this Audit Committee Charter will touch upon, and concern itself with, all aspects of the Bank's internal operations, both financial and regulatory. Properly implemented and developed, this Audit Committee Charter will lead to several desirable results:

         1. It will materially assist the Audit Committee and the Board of Directors in supervising, controlling, and safeguarding the accounts of the Bank and in assuring compliance with various laws and regulations.

         2. It will enhance employee morale by reducing apprehension regarding the internal controls of the Bank.

         3. Management will be better enabled to monitor and check the overall efficiency of operations and the reliability of accounting data, including the use of computerized accounting systems.

         4. External regulator and auditor requirements will be better addressed and any deficiencies corrected with a minimum of disruption of usual routines and duties.


III. AUDIT COMMITTEE MEMBERS

The Audit Committee is one of the most important and sensitive of the entire organization. It is unique in that it serves as the Board's "eyes and ears" in monitoring compliance with policies, directives and laws as well as reviewing financial activities. The Audit Committee shall consist of a minimum of four (4) members of the Board. Because the Audit Committee evaluates Bank operations, it shall be made up only of independent directors. Each member of the Audit Committee shall be independent as defined by the Securities and Exchange Commission and Nasdaq Stock Market, Inc. from time to time. All members of the Audit Committee shall have a basic understanding and working knowledge of accounting and finance principles and practices at the time of their appointment to the Audit Committee. At all times at least one member of the Audit Committee shall possess such knowledge and experience in accounting and finance, either through education or experience, sufficient to be deemed a "financial expert" as defined by the Securities and Exchange Commission and the Nasdaq Stock Market, Inc.

IV. MEETINGS OF THE AUDIT COMMITTEE

The Audit Committee shall meet as often as they deem necessary to carry out their duties, but shall meet at least quarterly and before major periodic reports are filed with the Securities and Exchange Commission


V. RESPONSIBILITIES AND DUTIES OF THE AUDIT COMMITTEE

Following is a listing of the responsibilities and duties of the Audit
Committee:

         1. Appointment of the internal auditors and approval of the internal audit plan.

         2. Annual selection and retention of the Independent external auditors and approval of all audit and non-audit services to be provided by the independent auditors.

         3.       Oversight and termination of the independent auditors.

         4. Review of the Bank's internal accounting controls and compliance activities.

         5. Direct communication with the internal and independent external auditors.

         6. Review of the annual report, results of the independent audit, internal audits and interim financial information, including all required and voluntary filings with the Security and Exchange Commission as required.

         7.       Review of reports of examination by regulatory authorities.

         8. Review of all the various insurance coverage and fidelity bonds purchased for the Bank.

         9. Oversight of the Information Technology (IT) function of the Bank and review of safeguards and firewalls.

        10. Oversight of the Bank's Security and Privacy policies and procedures.

        11.       Pre-approval of all related-party transactions with the Bank.

        12. Establishment of policies and procedures designed to allow employees of the Bank to anonymously report problems or improprieties with the internal controls, accounting policies and procedures or financial reporting of the Bank to the Audit Committee and communication of such policies and procedures to employees.

The Audit Committee shall have the authority and shall be provided with all requisite funding to retain special legal counsel to represent the Audit Committee or to retain other advisers, as the Audit Committee shall deem necessary in its sole discretion.

VI. RELATIONSHIP WITH INDEPENDENT AUDITORS

The Audit Committee shall review periodically the Bank's relationship with the independent auditors to ensure that the auditors are in fact independent. Because of the unique nature of the audit function and the relationship it bears to the ongoing operations of the Bank, it is critical that the Audit Committee have sole responsibility for the selection, retention and oversight of those performing the audit function. The Audit Committee may seek the advice of management in evaluating the performance and determining the appropriate compensation of the independent auditors.

The Audit Committee will meet with the independent auditors as often as necessary to ensure that the independent auditors are satisfying their obligations to the Bank and are receiving all necessary information and assistance from the Bank. In the event that the independent auditors indicate that the performance of their duties are improperly impeded, the Board will request management to report in a timely manner, as to its intentions in addressing such problems.

The Audit Committee shall pre-approve all audit and non-audit services to be performed by the independent auditors. The Audit Committee will monitor the activities of the independent auditors to ensure that the independent auditors do not perform any of the following services for the Bank during the time that the independent auditors are performing audit services for the Bank:

         (1) bookkeeping or other services related to the accounting records or financial statements of the Bank;

         (2)      financial information systems design and implementation;

         (3) appraisal or valuation services, fairness opinions, or contribution-in-kind reports;

         (4)      actuarial services;

         (5)      internal audit outsourcing services;

         (6)      management functions or human resources;

         (7) broker or dealer, investment adviser, or investment banking services;

         (8)      legal services and expert services unrelated to the audit; and

         (9) any other service that the Public Company Accounting Oversight Board determines, by regulation, is impermissible.


VII. POWERS AND DUTIES OF THE INTERNAL AUDITORS

In compliance with the duties prescribed in the preceding paragraph and realizing it cannot delegate responsibility to ensure the proper control of operations and compliance with its directives, the Audit Committee shall appoint internal auditors to oversee the functions this entails.

The persons selected for this appointment shall possess skills sufficient to develop and implement a program to assure the accuracy and reliability of financial data presented to the Board of Directors for its evaluation and upon which it may be called to exercise judgment. The persons selected will be accountable directly to the Audit Committee. Persons may be selected to conduct specialized reviews depending on their expertise and the specific function or area being audited.

The internal auditors appointed by the Audit Committee shall have the authority and right of access to all Bank records, reports and minutes, as they deem necessary to perform audit activities. The internal auditors shall review and appraise the policies, procedures, plans and records of the Bank related to financial reporting, including any new policies and procedures that management of the Bank or the Board of Directors shall implement from time to time. The internal auditors shall be provided in a timely manner with all requested information and assistance when requested. The internal auditors shall have the authority to check any individual or function in the Bank without prior notice. In general, the internal auditors shall be directed in the fulfillment of their duties by the current internal audit plan, together with any additional recommendations or instructions from the Audit Committee.


VIII. REVIEW OF AUDIT COMMITTEE CHARTER

The Audit Committee shall review this Audit Committee Charter at least annually, making such revisions and amendments, as it deems appropriate.

PROXY                     ST. JOSEPH CAPITAL CORPORATION                   PROXY
                  PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
              FOR THE ANNUAL MEETING OF STOCKHOLDERS - MAY 22, 2003

         The undersigned hereby appoints John W. Rosenthal and Edward R. Pooley, or either of them acting in the absence of the other, with power of substitution, attorneys and proxies, for and in the name and place of the undersigned, to vote the number of shares of common stock that the undersigned would be entitled to vote if then personally present at the annual meeting of the stockholders, to be held at the Morris Performing Arts Center in South Bend, Indiana, at 5:00 p.m., local time, or any adjournments or postponements of the meeting, upon the matters set forth in the notice of annual meeting and proxy statement (receipt of which is hereby acknowledged) as designated on the reverse side, and in their discretion, the proxies are authorized to vote upon such other business as may come before the meeting:

[ ]   Check here for address change.            [ ]   Check here if you plan to
                                                      attend the meeting.
      New Address:
                  --------------------------

      --------------------------------------

      --------------------------------------


                  (Continued and to be signed on reverse side.)

                         ST. JOSEPH CAPITAL CORPORATION
       PLEASE MARK VOTE IN BOX IN THE FOLLOWING MANNER USING DARK INK ONLY

                                                           FOR ALL     WITHHOLD ALL    FOR ALL EXCEPT

1.   Election of Directors                                   [ ]            [ ]              [ ]

     Anna Reilly Cullinan, David A. Eckrich
     Michael R. Leep, Sr., Arthur H. McElwee, Jr.
     and John W. Rosenthal


To withhold authority to vote for any individual nominee, write that nominee's name in the space below.

---------------------------------------------------------


The board of directors recommends a vote FOR all nominees.


                                                       THIS PROXY WILL BE VOTED IN ACCORDANCE WITH
                                                       SPECIFICATION MADE. IF NO CHOICES ARE INDICATED,
                                                       THIS PROXY WILL BE VOTED FOR ALL NOMINEES.

                                                       Dated:                                     , 2003
                                                             -------------------------------------

NOTE: Please sign exactly as your name(s) appears.     Signature(s)
For joint accounts, each owner should sign. When                   ------------------------------------
signing as executor, administrator, attorney,
trustee or guardian, etc., please give your full                   ------------------------------------
title.